Exhibit 10.1

Year 2004 Officers, Directors, Employees and Consultants Stock Compensation Plan

            YEAR 2004 OFFICERS, DIRECTORS, EMPLOYEES AND CONSULTANTS
                             STOCK COMPENSATION PLAN

I. PURPOSE OF THE PLAN.

The purpose of this Plan is to further the growth of Silverado Financial, Inc. and any of its wholly-owned subsidiaries (together being the "Company") by allowing the Company to compensate Officers, Directors, Employees and Consultants and certain other persons who have provided bona fide services to the Company, through the award of Common Stock of the Company.

II. DEFINITIONS.

Whenever used in this Plan, the following terms shall have the meanings set forth in this Section:

"Award" means any grant of (i) Common Stock or (ii) options or warrants to purchase Common Stock made under this Plan.

"Board of Directors" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended.

"Common Stock" means the Common Stock of the Company.

"Date of Grant" means the day the Board of Directors authorized the grant of an Award or such later date as may be specified by the Board of Directors as the date a particular Award will become effective

"Employees and Consultants" means any person, persons or entities (i) who has rendered or will render bona fide services to the Company, and (ii) who, in the opinion of the Board of Directors, are in a position to make, or who have previously made, a significant contribution to the success of the Company. This definition specifically excludes those individuals who are engaged by the company as either officers or directors of the company, and in the case of services already rendered, who were, at the time such services were rendered, either officers or directors of the company.

"Subsidiary" means any corporation that is a subsidiary with regard to as that term is defined in Section 424(f) of the Code. This definition specifically excludes those individuals who are engaged by the company as either officers or directors of the company, and in the case of services already rendered, who were, at the time such services were rendered, were either officers or directors of the company.

III. EFFECTIVE DATE OF THE PLAN.

The effective date of this Plan is March 1, 2004.

IV. ADMINISTRATION OF THE PLAN.

The Compensation Committee of the Board of Directors will be responsible for the administration of this Plan, and will grant Awards under this Plan. Subject to the express provisions of this Plan and applicable law, the Compensation Committee shall have full authority and sole and absolute discretion to interpret this Plan, to prescribe, amend and rescind rules and regulations


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IV. ADMINISTRATION OF THE PLAN - continued

relating to it, and to make all other determinations which it believes to be necessary or advisable in administering this Plan. The determinations of the Compensation Committee on the matters referred to in this Section shall be conclusive. The Board of Directors shall have sole and absolute discretion to amend this Plan. No member of the Board of Directors shall be liable for any act or omission in connection with the administration of this Plan unless it resulted from the member's willful misconduct.

V. STOCK SUBJECT TO THE PLAN.

The maximum number of shares of Common Stock as to which Awards may be granted under this Plan is 2,000,000 shares none of which have been issued under the Plan. The Board of Directors may increase the maximum number of shares of Common Stock as to which Awards may be granted at such time as it deems advisable.

VI. PERSONS ELIGIBLE TO RECEIVE AWARDS.

Awards may be granted  only to Employees  and  Consultants  as defined  above in
Section II until and unless the plan is ratified by shareholder vote at the next annual or special meeting of the shareholders of the company at which time currently serving officers and directors of the company shall be eligible to receive such Awards.

VII. GRANTS OF AWARDS.

Except as otherwise provided herein, the Board of Directors shall have complete discretion to determine when and to which persons Awards are to be granted, and the number of shares of Common Stock as to which Awards granted to each person will relate, and the terms and conditions upon which an Award may be issued (including, without limitation, the date of exercisability, exercise price and term of any Award which constitutes an option or warrant to purchase Common Stock). No grant will be made if, in the judgment of the Board of Directors, such a grant would constitute a public distribution within the meaning of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations promulgated there under.

VIII. DELIVERY OF STOCK CERTIFICATES.

As promptly as practicable after authorizing the grant of an Award, the Company shall deliver to the person who is the recipient of the Award, a certificate or certificates registered in that person's name, representing the number of shares of Common Stock that were granted. If applicable, each certificate shall bear a legend to indicate that the Common Stock represented by the certificate was issued in a transaction which was not registered under the Act, and may only be sold or transferred in a transaction that is registered under the Act or is exempt from the registration requirements of the Act.

IX. RIGHT TO CONTINUED ENGAGEMENT.

Nothing in this Plan or in the grant of an Award shall confer upon any person the right to continued engagement by the Company nor shall it interfere with or restrict in any way the rights of the Company to discharge any person or to terminate any consulting relationship at any time.

X. LAWS AND REGULATIONS.

The obligation of the Company to sell and deliver shares of Common Stock on the grant of an Award under this Plan shall be subject to the condition that counsel


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X. LAWS AND REGULATIONS - continued

for the Company be satisfied that the sale and delivery thereof will not violate the Act or any other applicable laws, rules or regulations. This Plan is intended to meet the requirements of Rule 16b-3 in order to provide officers and directors with certain exemptions from Section 16(b) of the Securities Exchange Act of 1934, as amended.

XI. TERMINATION OF THE PLAN.

The Board of Directors may suspend or terminate this Plan at any time or from time to time, but no such action shall adversely affect the rights of a person granted an Award under this Plan prior to that date.

XII. DELIVERY OF PLAN.

A copy of this Plan shall be delivered to all participants, together with a copy of the resolution or resolutions of the Board of Directors authorizing the granting of the Award and establishing the terms, if any, of participation.

I, Albert Golusin hereby certify as Secretary of Silverado Financial, Inc. that this Year 2004 Employees and Consultants Stock Compensation Plan was approved by a resolution of the Board of Directors on the 27th day of February, 2004.

/S/ Albert Golusin
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    Albert Golusin, Secretary